UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2014 (September 8, 2014)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously announced, on May 15, 2014 Overland Storage, Inc., a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sphere 3D Corporation, an Ontario corporation (“Sphere”), and S3D Acquisition Company Inc., a California corporation and wholly owned subsidiary of Sphere.

In connection with the Merger Agreement, Sphere agreed to loan the Company up to $5 million pursuant to a promissory note issued to Sphere by the Company (the “Note”) dated May 15, 2014. Effective as of September 8, 2014, Sphere and the Company agreed to amend and restate the Note and entered into an Amended and Restated Promissory Note (the “Amended Note”) pursuant to which Sphere agreed to loan the Company up to $10 million. The Amended Note is subordinated to certain existing indebtedness of the Company and is secured by inventory of the Company and shares of common stock of Sphere owned by the Company. To date, Sphere has advanced a total of $7 million to the Company under the Amended Note. Immediately prior to the closing of merger, the number of shares of common stock of Sphere owned by the Company equal in value to the total borrowings under the Amended Note will be transferred to Sphere as payment against the Amended Note. To the extent the Amended Note is not repaid in full by such transfer of shares, any remaining portion of the Company’s obligations to Sphere under the Amended Note will remain outstanding following the completion of the merger without adjustment to the merger consideration.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed combination of the Company and Sphere. In connection with the proposed business combination, Sphere has filed relevant materials with the SEC, including a registration statement on Form F-4 that includes a proxy statement of the Company that also constitutes a prospectus of the Sphere. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT AND THE PROXY STATEMENT AND PROSPECTUS INCLUDED THEREIN, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from the Company.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, unforeseen changes in the course of the Company’s business or Sphere’s business; any increase in Sphere’s cash needs; possible actions by customers, suppliers, competitors or regulatory authorities with respect to the Company or Sphere; and other risks detailed from time to time in the Company’s periodic reports filed with the SEC. The Company undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Promissory Note dated September 8, 2014 by and between Overland Storage, Inc. and Sphere 3D Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: September 12, 2014	/s/ Kurt L. Kalbfleisch
Name: Kurt L. Kalbfleisch Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Promissory Note dated September 8, 2014 by and between Overland Storage, Inc. and Sphere 3D Corporation.